                                                           Exhibit No. EX-99.h.2

                                                    Confidential and Proprietary
                                         Not for Reproduction or Re-Distribution

                       TRANSFER AGENCY SERVICES AGREEMENT

     THIS  AGREEMENT  is made as of  ____________  __, 2005 by and between  PFPC
INC., a Massachusetts  corporation ("PFPC"), and MGI Funds, a Delaware statutory trust (the "Fund").

                              W I T N E S S E T H:

     WHEREAS,  the  Fund is  registered  as an  open-end  management  investment company under the  Investment  Company Act of 1940, as amended (the "1940 Act");
and

     WHEREAS,  the Fund  wishes  to  retain  PFPC to serve  as  transfer  agent, registrar,  dividend  disbursing  agent and  shareholder  servicing agent to its investment  portfolios  listed on  Exhibit  A  attached  hereto  and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein contained,  and intending to be legally bound hereby,  the parties hereto agree as follows:

1.   Definitions. As used in this Agreement.

     (a)  "1933 Act" means the Securities Act of 1933, as amended.

     (b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (c)  "Authorized Person" means any officer of the Fund and any other person duly  authorized  by  the  Fund's  Board  of  Trustees  to  give  Oral
          Instructions  and  Written  Instructions  on behalf  of the  Fund.  An
          Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

     (d)  "CEA" means the Commodities Exchange Act, as amended.

     (e)  "Oral  Instructions"  mean oral instructions  received by PFPC from an
          Authorized Person or from a person  reasonably  believed by PFPC to be an  Authorized  Person.  PFPC  may,  in its  sole  discretion  in each separate  instance,  consider and rely upon  instructions  it receives from an Authorized Person via electronic mail as Oral Instructions.

     (f)  "SEC" means the Securities and Exchange Commission.

     (g)  "Securities  Laws" mean the 1933 Act,  the 1934 Act,  the 1940 Act and the CEA.

     (h)  "Shares"  mean the shares of  beneficial  interest of any Portfolio or class of a Portfolio of the Fund.

     (i)  "Written  Instructions"  mean (i)  written  instructions  signed by an
          Authorized  Person and  received by PFPC,  or (ii) trade  instructions
          transmitted   (and  received  by  PFPC)  by  means  of  an  electronic
          transaction  reporting  system,  access  to  which  requires  use of a password  or other  authorized  identifier.  The  instructions  may be delivered  electronically  (with respect to sub-item (ii) above) or by hand, mail, tested telegram, cable, telex or facsimile sending device.

2.   Appointment.  The Fund hereby  appoints  PFPC to serve as  transfer  agent, registrar, dividend disbursing agent and shareholder servicing agent to the
     Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3.   Compliance with Rules and  Regulations.

     (a)  PFPC  undertakes  to comply with all  applicable  requirements  of the
          Securities  Laws and any laws,  rules and  regulations of governmental authorities  having  jurisdiction  with  respect  to the  duties to be performed by PFPC hereunder.  Except as specifically set forth herein,
          PFPC assumes no responsibility  for such compliance by the Fund or any other entity.

     (b)  PFPC undertakes to furnish the Fund with properly  certified copies of all  compliance  policies  and  procedures  of  PFPC  relating  to its transfer agent responsibilities under this Agreement, or a third-party report (as  contemplated  by IC Release  No.  26299),  which have been prepared in accordance with Rule 38a-1 under the 1940 Act, in order to permit  the Board of  Trustees  of the  Trust to meet its  obligations under Rule 38a-1 under the 1940 Act. Furthermore,  PFPC will cooperate with the  Fund in  connection  with the  review  by the  Fund's  Chief
          Compliance  Officer of PFPC's transfer agent  operations in connection with the  preparation  of the  yearly  written  report to the Board of
          Trustees of the Trust contemplated by Rule 38a-1(a)(4)(iii)  under the
          1940  Act.  PFPC will  promptly  furnish  the Fund with  copies of all amendments to the foregoing compliance policies and procedures.

4.   Instructions.

     (a)  Unless otherwise provided in this Agreement,  PFPC shall act only upon
          Oral Instructions or Written Instructions.

     (b)  PFPC shall be  entitled to rely upon any Oral  Instruction  or Written
          Instruction  it receives from an  Authorized  Person (or from a person reasonably  believed by PFPC to be an Authorized  Person)  pursuant to this Agreement.  PFPC may assume that any Oral  Instruction or Written
          Instruction received hereunder is not in any way inconsistent with the provisions  of  organizational  documents or this  Agreement or of any vote,  resolution  or proceeding of the Fund's Board of Trustees or of the  Fund's  shareholders,  unless  and until  PFPC  receives  Written
          Instructions to the contrary.

     (c)  The Fund  agrees to forward to PFPC  Written  Instructions  confirming
          Oral  Instructions  (except where such Oral  Instructions are given by
          PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business  on the same day that such Oral  Instructions are received.  The fact that such confirming Written  Instructions are not received by PFPC or differ from the Oral Instructions  shall in no way invalidate the transactions or  enforceability of the transactions authorized  by the Oral  Instructions  or PFPC's  ability to rely upon such Oral Instructions.

5.   Right to Receive Advice.

     (a)  Advice of the Fund.  If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral
          Instructions or Written Instructions, from the Fund.

     (b)  Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining  to any  action  it should  or  should  not take,  PFPC may request  advice from counsel of its own  choosing  (who may be counsel for the Fund, the Fund's investment  advisor or PFPC, at the option of
          PFPC).

     (c)  Conflicting  Advice. In the event of a conflict between  directions or advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel,  PFPC may rely upon and follow the advice of  counsel.  In the event PFPC so relies on the advice of counsel,  PFPC remains  liable for any action or omission on the part of PFPC which  constitutes  willful  misfeasance,  bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities  set forth in this Agreement.  In any such case, PFPC will use its  reasonable  efforts  to  contact  the  Fund  prior to or promptly  after  taking any  actions  inconsistent  with  Instructions previously received from the Fund.

     (d)  Protection  of PFPC.  PFPC shall be protected in any action PFPC takes or does  not  take in  reliance  upon  directions  or  advice  or Oral
          Instructions or Written  Instructions  PFPC receives from or on behalf of the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral  Instructions or
          Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC to seek such directions or advice or
          Oral   Instructions   or   Written   Instructions.   Nothing  in  this
          subparagraph  shall excuse PFPC when an action or omission on the part of PFPC  constitutes  willful  misfeasance,  bad faith,  negligence or
          reckless   disregard   by  PFPC   of  any   duties,   obligations   or
          responsibilities under this Agreement.

6.   Records;  Visits. The books and records pertaining to the Fund which are in the  possession  or under the control of PFPC shall be the  property of the
     Fund.  Such books and records shall be prepared and  maintained as required
     by  the  1940  Act  and  other   applicable   securities  laws,  rules  and
     regulations.  The Fund and  Authorized  Persons  shall have  access to such books and records at all times during PFPC's normal  business  hours.  Upon the  reasonable  request of the Fund,  copies of any such books and records shall be provided by PFPC to the Fund or to an  Authorized  Person,  at the
     Fund's expense.

7.   Confidentiality.

     (a)  Each party shall keep  confidential  any  information  relating to the other  party's  business  ("Confidential  Information").  Confidential
          Information shall include:

          (i)  any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited
               to,  information  about  product  plans,   marketing  strategies,
               finances, operations, customer relationships,  customer profiles, customer lists,  sales  estimates,  business plans,  and internal performance  results  relating  to the  past,  present  or future business  activities  of  the  Fund  or  PFPC,  their  respective subsidiaries and affiliated companies and the customers,  clients and suppliers of any of them;

          (ii) any  scientific  or  technical  information,   design,   process,
               procedure,  formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors;

          (iii)all   confidential   or  proprietary   concepts,   documentation,
               reports, data,  specifications,  computer software,  source code, object code, flow charts,  databases,  inventions,  know-how, and trade secrets, whether or not patentable or copyrightable; and

          (iv) anything designated as confidential.

     (b)  Notwithstanding  the foregoing,  information shall not be Confidential
          Information   and  shall  not  be  subject  to  such   confidentiality
          obligations if it:

          (i)  is  already  known  to the  receiving  party  at the  time  it is obtained;

          (ii) is or becomes publicly known or available through no wrongful act of the receiving party;

          (iii)is  rightfully  received  from a third  party who, to the best of
               the  receiving  party's  knowledge,   is  not  under  a  duty  of
               confidentiality;

          (iv) is  released  by the  protected  party to a third  party  without restriction;

          (v)  is requested or required to be disclosed by the  receiving  party pursuant to a court order,  subpoena,  governmental or regulatory agency request or law (provided the receiving  party will provide the other party  written  notice of the same,  to the extent such notice is permitted);

          (vi) is  relevant  to the  defense  of any  claim or  cause of  action asserted against the receiving party;

          (vii)is necessary or  desirable  for PFPC to release such  information
               in  connection   with  the  provision  of  services   under  this
               Agreement; or

          (viii) has  been or is  independently  developed  or  obtained  by the receiving party.

8.   Cooperation  with  Accountants.   PFPC  shall  cooperate  with  the  Fund's
     independent public accountants and shall take all reasonable actions in the performance  of its  obligations  under this  Agreement  to ensure that the necessary  information  is  made  available  to  such  accountants  for the expression of their opinion, as required by the Fund.

9.   PFPC System.  PFPC shall retain title to and  ownership of any and all data bases,  computer  programs,  screen formats,  report  formats,  interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters,  concepts,  expertise,  patents,  copyrights,  trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund.  Notwithstanding  the foregoing, the parties  acknowledge the Fund shall retain all ownership rights in Fund data which resides on the PFPC System (including  information pertaining to the transactions of the Fund and its shareholders).

10.  Disaster Recovery.  PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic  data processing  equipment,  to be implemented within a reasonable  time  following  the  inability of PFPC to perform its duties  under this  agreement.  In the event of  equipment  failures,  PFPC shall,  at no  additional  expense to the Fund,  take  reasonable  steps to minimize service  interruptions.  PFPC shall have no liability with respect to the loss of data or service  interruptions  caused by equipment failure, provided  such loss or  interruption  is not caused by PFPC's  own  willful misfeasance,  bad faith,  negligence or reckless disregard of its duties or obligations under this Agreement.

11.  Compensation.

     (a)  As compensation for services  rendered by PFPC during the term of this
          Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC.

     (b)  PFPC  shall  establish  certain  cash  management  accounts  ("Service
          Accounts") required to provide services under this Agreement. The Fund acknowledges  (i) PFPC may receive  investment  earnings from sweeping the funds in such Service Accounts into investment accounts including, but not limited,  investment  accounts  maintained  at an affiliate or client of PFPC;  (ii)  balance  credits  earned  with  respect  to the amounts in such Service Accounts  ("Balance  Credits") will be used to offset the banking service fees imposed by the cash management service provider (the  "Banking  Service  Fees");  (iii) PFPC shall retain any excess Balance  Credits for its own use; and (iv) Balance Credits will be  calculated  and applied  toward the Fund's  Banking  Service  Fees
          regardless  of  the  Service   Account   balance  sweep  described  in
          Sub-Section (i). [We would like to discuss this section further.]

     (c)  The  undersigned  hereby  represents and warrants to PFPC that (i) the terms of this  Agreement,  (ii) the fees and expenses  associated with this  Agreement,  and (iii) any  benefits  accruing  to PFPC or to the advisor  or  sponsor to the Fund in  connection  with this  Agreement, including  but  not  limited  to  any  fee  waivers,  conversion  cost reimbursements,  up  front  payments,  signing  payments  or  periodic payments  made or to be made by PFPC to such advisor or sponsor or any affiliate  of the Fund  relating  to the  Agreement  have  been  fully disclosed  to the Board of Trustees of the Fund and that,  if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement,  any such fees and expenses, and any such benefits.

12.  Indemnification.

     (a)  The Fund agrees to  indemnify,  defend and hold  harmless PFPC and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses,  assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and  disbursements  and liabilities  arising under the Securities Laws and any  state  and  foreign  securities  and blue sky  laws)  arising directly or  indirectly  from any action or omission to act which PFPC takes in reliance upon Oral or Written Instructions  received from the
          Fund or which PFPC is required or expressly allowed to take or refrain from  taking in  accordance  with the  provisions  of this  Agreement.
          Neither PFPC, nor any of its affiliates,  shall be indemnified against any liability (or any expenses  incident to such liability)  caused by
          PFPC's  or  its  affiliates'  own  willful  misfeasance,   bad  faith,
          negligence or reckless  disregard of its duties and obligations  under this  Agreement,  provided  that in the  absence  of a finding  to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the  purchase of Shares shall be presumed not to have been the result of PFPC's or its  affiliates own willful  misfeasance,  bad faith, negligence or reckless disregard of such duties and obligations under this  Agreement.  PFPC shall not make any claim for any  amounts payable by the Fund hereunder except against the relevant  Portfolio's assets and not against the assets of any other investment Portfolio of the Fund.

     (b)  PFPC agrees to  indemnify,  defend and hold  harmless  the Fund,  each
          Portfolio and their affiliates,  including their respective  officers, directors/trustees,  agents and  employees,  from all taxes,  charges, expenses,  assessments,  claims and  liabilities  (including,  without
          limitation,   reasonable   attorneys'  fees  and   disbursements   and
          liabilities  arising  under  the  Securities  Laws and any  state  and foreign  securities and blue sky laws) arising  directly or indirectly from any action or  omission  to act of PFPC in  contravention  of the terms of this Agreement or caused by PFPC's willful  misfeasance,  bad faith,  negligence or reckless disregard of its duties and obligations under this  Agreement.  Neither the Fund, any Portfolio nor any of its
          affiliates,  shall  be  indemnified  against  any  liability  (or  any
          expenses   incident  to  such  liability)  caused  by  the  Fund's,  a
          Portfolio's or their affiliates' own willful  misfeasance,  bad faith,
          negligence  or  reckless   disregard  in  the  performance  of  PFPC's
          activities under this Agreement.

     (c)  The  provisions of this Section 12 shall survive  termination  of this
          Agreement.

13.  Responsibility of PFPC.

     (a)  PFPC shall be under no duty to take any action  hereunder on behalf of the  Fund  except  as  specifically  set  forth  herein  or as  may be specifically  agreed  to by PFPC and the Fund in a  written  amendment hereto.  PFPC shall be obligated to exercise care and diligence in the performance  of its  duties  hereunder  and to act in  good  faith  in performing  services provided for under this Agreement.  PFPC shall be liable only for any damages  arising out of PFPC's  failure to perform its duties under this  Agreement to the extent such damages  arise out of PFPC's  willful  misfeasance,  bad faith,  negligence  or  reckless disregard of such duties.

     (b)  Notwithstanding  anything in this Agreement to the contrary,  (i) PFPC shall not be liable for losses, delays, failure, errors,  interruption or loss  of  data  occurring  directly  or  indirectly  by  reason  of
          circumstances   beyond  its  reasonable  control,   including  without
          limitation  acts of God;  action  or  inaction  of civil  or  military authority;  public enemy; war; terrorism; riot; fire; flood; sabotage;
          epidemics;  labor disputes;  civil  commotion;  interruption,  loss or malfunction of utilities,  transportation,  computer or communications capabilities;  insurrection; elements of nature; or non-performance by a third party  provided PFPC has complied with its  obligation to make reasonable backup  arrangements  pursuant to Section 10; and (ii) PFPC shall not be under any duty or  obligation  to inquire  into and shall not be liable for the  validity or  invalidity,  or  authority or lack thereof,  of any Oral  Instruction or Written  Instruction,  notice or other instrument which conforms to the applicable requirements of this
          Agreement and which PFPC reasonably believes to be genuine.

     (c)  Notwithstanding  anything in this  Agreement to the contrary,  neither
          PFPC nor its  affiliates,  nor the  Fund,  the  Portfolios  and  their affiliates, shall be liable for any consequential, special or indirect losses or  damages,  whether or not the  likelihood  of such losses or damages was known by PFPC, its affiliates, the Fund, the Portfolios or their affiliates.

     (d)  Each party shall have a duty to  mitigate  damages for which the other party may become responsible.

     (e)  The  provisions of this Section 13 shall survive  termination  of this
          Agreement.

14.  Description of Services.

     (a)  Services provided on an ongoing basis, if applicable:

          (i)  Calculate 12b-1 payments;

          (ii) Maintain shareholder registrations;

          (iii)Review new  applications  and  correspond  with  shareholders  to complete or correct information;

          (iv) Direct payment processing of checks or wires;

          (v)  Prepare and certify  shareholder  lists in conjunction with proxy solicitations;

          (vi) Countersign share certificates;

         (vii) Prepare and mail to shareholders confirmation of activity;

        (viii) Provide  toll-free  lines for  direct  shareholder  use,  plus customer liaison staff for online inquiry response;

          (ix) Mail duplicate  confirmations to broker-dealers of their clients'
               activity,  whether executed through the broker-dealer or directly with PFPC;

          (x)  Provide periodic shareholder lists and statistics to the Fund;

          (xi) Provide detailed data for underwriter/broker confirmations;

          (xii)Prepare   periodic   mailing  of  year-end   tax  and   statement
               information;

        (xiii) Notify on a timely basis the investment  advisor,  subadvisors, accounting agent, and custodian of fund activity;

          (xiv)Perform other participating  broker-dealer  shareholder  services as may be agreed upon from time to time;

          (xv) Accept and post daily Share purchases and redemptions;

          (xvi)Accept,  post and perform  shareholder  transfers and  exchanges;
               and

        (xvii) Issue and cancel certificates (when requested in writing by the shareholder).

     (b)  Purchase  of  Shares.  PFPC  shall  issue and  credit an account of an investor, in the manner described in the Fund's prospectuses,  once it receives:

          (i)  A purchase order in completed proper form;

          (ii) Proper information to establish a shareholder account; and

          (iii)Confirmation  of receipt or  crediting of funds for such order to the Fund's custodian.

     (c)  Redemption of Shares.  PFPC shall process requests to redeem Shares as follows:

          (i)  All  requests to transfer or redeem  Shares and payment  therefor shall be made in accordance  with the Fund's  prospectuses,  when the  shareholder  tenders  Shares in proper form,  accompanied by such documents as PFPC reasonably may deem necessary.

          (ii) PFPC  reserves  the right to refuse to transfer or redeem  Shares until it is satisfied that the endorsement on the instructions is valid and genuine and that the  requested  transfer or redemption is legally  authorized,  and it shall incur no liability  for the refusal, in good faith, to process transfers or redemptions which
               PFPC, in its good judgment,  deems improper or  unauthorized,  or until it is  reasonably  satisfied  that there is no basis to any claims adverse to such transfer or redemption.

          (iii)When  Shares  are  redeemed,  PFPC  shall  deliver  to the Fund's custodian  (the  "Custodian")  and  the  Fund or its  designee  a notification  setting forth the number of Shares  redeemed.  Such redeemed  Shares  shall  be  reflected  on  appropriate  accounts maintained by PFPC reflecting  outstanding Shares of the Fund and
               Shares attributed to individual accounts.

          (iv) PFPC  shall,  upon  receipt of the monies  provided  to it by the
               Custodian for the  redemption  of Shares,  pay such monies as are
               received  from  the  Custodian,   all  in  accordance   with  the
               procedures  established  from time to time  between  PFPC and the
               Fund.

          (v)  When a broker-dealer  notifies PFPC of a redemption  desired by a customer,  and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption  check to the  broker-dealer  and made  payable  to the  broker-dealer  on behalf of its  customer, unless otherwise instructed in writing by the broker-dealer.

          (vi) PFPC shall not  process or effect any  redemption  requests  with respect to Shares of the Fund after  receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of the Fund.

     (d)  Dividends  and  Distributions.  Upon  receipt of a  resolution  of the
          Fund's Board of Trustees  authorizing  the  declaration and payment of
          dividends   and   distributions,   PFPC  shall  issue   dividends  and
          distributions  declared by the Fund in Shares,  or,  upon  shareholder election,  pay such dividends and  distributions  in cash, if provided for in the Fund's  prospectuses.  Such issuance or payment, as well as payments  upon  redemption  as  described  above,  shall be made after deduction  and payment of the required  amount of funds to be withheld in accordance  with any  applicable  tax laws or other laws,  rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information,  or permissible substitute notice,  relating to dividends  and  distributions  paid by the Fund as are  required to be filed and mailed by  applicable  law, rule or  regulation.  PFPC shall prepare,  maintain and file with the IRS and other appropriate  taxing authorities  reports  relating  to all  dividends  above a  stipulated amount  paid by the Fund to its  shareholders  as  required  by tax or other law, rule or regulation.

     (e)  Shareholder Account Services.

          (i)  PFPC  may  arrange,  in  accordance  with the  prospectuses,  for issuance of Shares obtained through:

               -    Any pre-authorized check plan; and
               -    Direct  purchases  through  broker wire  orders,  checks and applications.

          (ii) PFPC may arrange,  in  accordance  with the  prospectuses,  for a shareholder's:

               -    Exchange of Shares for shares of another fund with which the
                    Fund has exchange privileges;
               -    Automatic  redemption from an account where that shareholder participates in a automatic redemption plan; and/or
               -    Redemption  of Shares from an account  with a  check-writing privilege.

     (f)  Communications to Shareholders. Upon timely Written Instructions, PFPC shall  mail  all  communications  by the  Fund  to  its  shareholders, including:

          (i)  Reports to shareholders;

          (ii) Confirmations of purchases and sales of Fund shares;

          (iii) Monthly or quarterly statements;

          (iv) Dividend and distribution notices; and

          (v)  Tax form information. [To discuss further]

     (g)  Records.  PFPC shall  prepare,  maintain and preserve  records for the accounts for each shareholder as required by Rule 31a-1 and Rule 31a-2 under the 1940 Act, including the following information:

          (i)  Name,  address  and United  States Tax  Identification  or Social
               Security number;

          (ii) Number  and class of Shares  held and  number and class of Shares for  which  certificates,  if any,  have been  issued,  including certificate numbers and denominations;

          (iii)Historical    information   regarding   the   account   of   each
               shareholder,  including  dividends and distributions paid and the date and price for all transactions on a shareholder's account;

          (iv) Any stop or  restraining  order  placed  against a  shareholder's account;

          (v)  Any  correspondence  relating  to the  current  maintenance  of a shareholder's account;

          (vi) Information with respect to withholdings;

          (vii)Any  information  required  in  order  for  PFPC to  perform  any calculations required by this Agreement; and

        (viii) A record of each purchase, redemption and exchange with respect to each shareholder account.

     (h)  Lost or Stolen  Certificates.  PFPC shall place a stop notice  against any  certificate  reported  to be lost or stolen and  comply  with all applicable federal regulatory  requirements for reporting such loss or alleged  misappropriation.  A new certificate  shall be registered and issued only upon:

          (i)  The shareholder's  pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by
               PFPC; and

          (ii) Completion of a release and  indemnification  agreement signed by the shareholder to protect PFPC and its affiliates.

     (i)  Shareholder  Inspection of Share Records. Upon a request from any Fund shareholder  to inspect share  records,  PFPC will notify the Fund and the Fund  will  issue  instructions  granting  or  denying  each  such request.  Unless PFPC has acted  contrary to the Fund's  instructions, the Fund agrees to and does hereby release PFPC from any liability for refusal of  permission  for a  particular  shareholder  to inspect the
          Fund's share records.

     (j)  Withdrawal of Shares and Cancellation of Certificates. Upon receipt of
          Written  Instructions,  PFPC  shall  cancel  outstanding  certificates surrendered  by the Fund to  reduce  the total  amount of  outstanding shares by the number of shares surrendered by the Fund.

     (k)  Lost Shareholders. PFPC shall perform such services as are required in order  to  comply  with  Rule  17Ad-17  of the  1934  Act  (the  "Lost
          Shareholder  Rule"),  including,  but not limited to,  those set forth below.  PFPC may, in its sole discretion,  use the services of a third party to perform some of or all such services.

          (i)  documentation of search policies and procedures;

          (ii) execution of required searches;

          (iii)tracking  results and maintaining  data sufficient to comply with the Lost Shareholder Rules; and

          (iv) preparation  and  submission  of data  required  under  the  Lost
               Shareholder Rules.

          Except as set forth above, PFPC shall have no  responsibility  for any escheatment services.

     (l)  Retirement Plans.

          (i)  In connection with the individual retirement accounts, simplified employee pension plans,  rollover  individual  retirement  plans, educational IRA's and ROTH individual  retirement  accounts ("IRA
               Plans"), 403(b) Plans and money purchase and profit sharing plans
               ("Qualified Plans") (collectively, the "Retirement Plans") within the meaning of Section 408 of the Internal  Revenue Code of 1986,
               as  amended  (the  "Code"),  sponsored  by  the  Fund  for  which contributions of the Fund's shareholders (the "Participants") are invested  solely in Shares of the Fund,  PFPC shall  provide  the following administrative services:

               (A)  Establish a record of types and  reasons  for  distributions
                    (i.e.,  attainment of age 59 1/2, disability,  death, return of excess contributions, etc.);

               (B)  Record method of distribution requested and/or made;

               (C)  Receive  and  process   designation  of  beneficiary   forms
                    requests;

               (D)  Examine and process  requests for direct  transfers  between custodians/trustees,  transfer and pay over to the successor assets in the  account  and  records  pertaining  thereto as requested;

               (E)  Prepare  any  annual  reports  or  returns  required  to  be prepared  and/or filed by a custodian of a Retirement  Plan, including,  but not limited to, an annual fair market  value report, Forms 1099R and 5498; and file same with the IRS and provide same to Participant/Beneficiary, as applicable; and

               (F)  Perform    applicable    federal    withholding   and   send
                    Participants/Beneficiaries  an annual TEFRA notice regarding required federal tax withholding.

     (m)  Print Mail. To the extent agreed by the parties, the Fund shall engage
          PFPC as its  print/mail  service  provider with respect to those items and for such fees as may be agreed to from time to time in  writing by the Fund and PFPC.

15.  Privacy.  Each party hereto  acknowledges  and agrees that,  subject to the reuse and  re-disclosure  provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public  personal  information of investors in the Fund obtained  under this  Agreement,  except as necessary to carry out the services set forth in this  Agreement or as otherwise  permitted by law or regulation.

16.  Anti-Money Laundering. To the extent the other provisions of this Agreement require PFPC to  establish,  maintain and monitor  accounts of investors in the Fund  consistent with  securities  laws, PFPC shall perform  reasonable actions necessary to help the Fund be in compliance with Section 352 of the
     USA PATRIOT Act, as follows:  In this regard, PFPC shall: (a) establish and implement  written internal  policies,  procedures and controls  reasonably designed  to help  prevent  the Fund from being  used to  launder  money or finance terrorist  activities;  (b) provide for independent  testing, by an employee who is not  responsible for the operation of PFPC's AML program or by an outside party,  for compliance with PFPC's  established  policies and procedures;  (c) designate a person or persons responsible for implementing and monitoring  the operation and internal  controls of PFPC's AML program;
     and  (d)  provide  ongoing  training  of  PFPC  personnel  relating  to the prevention of money-laundering  activities.  Upon the reasonable request of the Fund,  PFPC shall provide to the Fund: (x) a copy of PFPC's written AML policies and  procedures  (it being  understood  such  information is to be considered  confidential  and treated as such and afforded all  protections provided to confidential information under this Agreement); (y) a copy of a
     written   assessment  or  report  prepared  by  the  party  performing  the
     independent   testing  for  compliance,   or  a  summary   thereof,   or  a
     certification  that the findings of the independent party are satisfactory;
     and (z) a summary of the AML training  provided for appropriate  personnel.
     PFPC  agrees to permit  inspections  relating  to its AML  program  by U.S.
     Federal  departments or regulatory  agencies with appropriate  jurisdiction and to make  available to examiners  from such  departments  or  regulatory agencies such  information and records  relating to its AML program as such examiners shall  reasonably  request.  PFPC expressly  agrees to notify the
     Fund in the event that PFPC's AML program is  determined  to be  materially deficient by a law enforcement or regulatory agency.

17.  Customer Identification Program ("CIP") Services.

     (a)  To help the Fund comply with its Customer Identification Program, PFPC agrees to:

          (i)  Implement  procedures  required under 31 CFR 103.131  pursuant to which an "Account" in the Fund is not established unless PFPC has obtained  the name,  date of birth (for  natural  persons  only),
               address    and     government-issued     identification    number
               (collectively,   the  "Data  Elements")  for  each  corresponding
               Customer (the terms  "Account" and "Customer" as used herein have the same meaning as defined in 31 CFR 103.131).

          (ii) Use collected  Data Elements to attempt to reasonably  verify the identity of each  Customer  promptly  before or after  opening an
               Account for such Customer. Methods may consist of non-documentary methods (for which PFPC may use unaffiliated  information vendors to assist with such  verifications)  and documentary  methods (as permitted by 31 CFR 103.131),  and may include  procedures  under which PFPC personnel perform enhanced due diligence to verify the
               identities  of  Customers   the   identities  of  whom  were  not
               successfully   verified  through  the  first-level   (which  will
               typically  be reliance on results  obtained  from an  information vendor) verification process(es).

          (iii)Record  the  Data  Elements  and  maintain  records  relating  to
               verification   of   new   Customers   consistent   with   31  CFR
               103.131(b)(3).

          (iv) Maintain a database of Fund shareholders and implement procedures to  regularly  monitor  such  database  to  ensure  that  no such shareholder  is a person who appears on a list  published  by the
               Office of Foreign  Assets  Control or is  otherwise a  prohibited investor as  determined  under the  regulations  published by the
               U.S. Department of the Treasury.

          (v)  Regularly  report to the Fund about  measures taken under (a)-(c)
               above.

          (vi) If PFPC  provides  services by which  prospective  Customers  may subscribe  for shares in the Fund via the Internet or  telephone, work with the Fund to notify  prospective  Customers,  consistent with 31 CFR 103.131(b)(5), about the Fund's CIP.

          (vii)Set forth on a separate  fee  schedule  compensation  amounts due for these CIP Services. [We would like to discuss this further.]

     (b)  Notwithstanding  anything to the contrary,  and without  expanding the scope of the express  language  above,  PFPC need not collect the Data
          Elements for persons who are not deemed to be a "Customer"  or who are not opening an "Account," unless the Fund reasonably  requests PFPC to perform such functions.

     (c)  Upon the  reasonable  request of the Fund,  PFPC shall  provide to the
          Fund:  (x) a copy of PFPC's  written CIP policies and  procedures  (it being understood such information is to be considered confidential and treated as such and afforded all protections  provided to Confidential
          Information under this Agreement);  (y) a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent  party are  satisfactory;  and (z) a summary of the
          AML training provided for appropriate personnel. PFPC agrees to permit inspections relating to its CIP program by U.S. Federal departments or
          regulatory   agencies  with  appropriate   jurisdiction  and  to  make
          available to examiners from such  departments  or regulatory  agencies such  information  and  records  relating  to its CIP  program as such examiners shall  reasonably  request.  PFPC expressly agrees to notify the Fund in the event that  PFPC's CIP  program  is  determined  to be materially deficient by a law enforcement or regulatory agency.

18.  Duration and Termination.

     (a)  The initial term of the Agreement shall be three years commencing upon the date hereof (the "Initial  Term"),  unless  earlier  terminated as provided  herein.  Upon the  expiration  of the Initial Term and every subsequent  term ("Renewal  Term"),  the term of this Agreement  shall automatically  extend for an additional year, unless written notice of non-extension  is  delivered by the  non-extending  party to the other party no later than three months prior to the expiration of that year.
          Notwithstanding the foregoing, if, at the end of each of the first two years of the Initial  Term,  the total net assets of the Fund serviced hereunder do not exceed $1 billion, the Initial Term shall be extended by an additional year.

     (b)  The Fund shall be  entitled to  terminate  this  Agreement  during the
          Initial  Term or any Renewal Term upon sixty days'  written  notice in the event of the acquisition or other change in control of PFPC.

     (c)  In the event the Fund  gives  notice of  termination,  all  reasonable expenses  associated  with  movement (or  duplication)  of records and materials and conversion  thereof to a successor  transfer agent(s) or other  service  provider  will be borne by the Fund. In the event that
          PFPC gives notice of termination,  unless such termination is preceded by the  Fund's  material  breach  of this  Agreement,  all  reasonable expenses  associated  with  movement (or  duplication)  of records and materials and conversion thereof to a successor transfer agent(s) (and any other service  provider(s)),  and all reasonable trailing expenses incurred by PFPC,  will be borne by PFPC. In the event of termination,
          PFPC agrees that it will  cooperate to affect a smooth  transition  of services and to minimize disruption to the Fund and its shareholders.

     (d)  If a party  hereto is guilty of a  material  failure  to  perform  its duties and  obligations  hereunder  (a  "Defaulting  Party") the other party (the "Non-Defaulting  Party") may give written notice thereof to the Defaulting  Party, and if such material breach shall not have been remedied  within sixty (60) days after such  written  notice is given, then the  Non-Defaulting  Party may terminate this Agreement by giving sixty (60) days written  notice of such  termination to the Defaulting
          Party. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this  Agreement or otherwise  against the  Defaulting
          Party.

     (e)  Notwithstanding  anything contained in this Agreement to the contrary, should a  merger,  acquisition,  change  in  control,  re-structuring, re-organization  or any  other  decision  involving  the  Fund  or any affiliate  (as  defined  under the 1940 Act) of the Fund result in the
          Fund's  desire  to  cease to use  PFPC as the  provider  of any of the services  set forth  hereunder  in favor of another  service  provider prior to the  expiration of the then current  Initial or Renewal Term,
          PFPC shall make a good faith  effort to  facilitate  a  conversion  of services to the Fund's successor service, provider, however, there can be no guarantee that PFPC will be able to facilitate such a conversion of  services  on  the  conversion  date  requested  by  the  Fund.  In connection  with the  foregoing  and prior to such  conversion  to the successor  service  provider,  the  payment of all fees to PFPC as set forth herein shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained with PFPC until the expiration of the then current  Initial or Renewal
          Term and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to PFPC.

19.  Registration  as a Transfer  Agent.  PFPC  represents  that it is currently registered  with the  appropriate  federal agency for the  registration  of transfer  agents,  or  is  otherwise  permitted  to  lawfully  conduct  its activities  without such registration and that it will remain so registered or able to so conduct such  activities for the duration of this  Agreement.
     PFPC  agrees  that it will  promptly  notify  the Fund in the  event of any material change in its status as a registered  transfer agent.  Should PFPC fail to be registered  with the SEC as a transfer  agent at any time during this  Agreement,  and such  failure to  register  does not  permit  PFPC to lawfully  conduct its activities,  the Fund may, on written notice to PFPC, terminate this Agreement upon five days written notice to PFPC.

20.  Notices.  Notices  shall  be  addressed  (a) if to  PFPC,  at 301  Bellevue
     Parkway,  Wilmington,  Delaware 19809, Attention:  President (or such other address  as PFPC may inform the Fund in  writing);  (b) if to the Fund,  at
     Investors Way, Norwood,  Massachusetts,  02062, Attention:  Chief Operating
     Officer, with a copy to David M. Goldenberg, Esquire, Chief Counsel, Mercer
     Global  Investments,  Inc., at 1166 Avenue of the Americas,  New York,  New
     York 10036; or (c) if to neither of the foregoing, at such other address as shall  have been given by like  notice to the sender of any such  notice or other  communication  by the other party.  If notice is sent by  confirming telegram,  cable,  telex or facsimile sending device, it shall be deemed to have been given  immediately.  If notice is sent by  first-class  mail,  it shall be deemed to have been given three days after it has been mailed.  If notice is sent by  messenger,  it shall be deemed to have been given on the day it is delivered.

21.  Amendments.  This Agreement,  or any term thereof, may be changed or waived only by a written  amendment,  signed by the party against whom enforcement of such change or waiver is sought.

22.  Delegation;  Assignment. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or of
     The PNC Financial Services Group,  Inc.,  provided that PFPC gives the Fund sixty (60) days' prior written notice of such assignment or delegation.

23.  Counterparts.  This Agreement may be executed in two or more  counterparts, each of which shall be deemed an original,  but all of which together shall constitute one and the same instrument.

24.  Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

25.  Miscellaneous.

     (a)  Entire  Agreement.  This Agreement  embodies the entire  agreement and understanding  between the parties and supersedes all prior agreements and  understandings  relating to the subject matter  hereof,  provided that the parties may embody in one or more  separate  documents  their agreement, if any, with respect to delegated duties.

     (b)  No  Changes  that  Materially  Affect   Obligations.   Notwithstanding
          anything in this  Agreement  to the  contrary,  the Fund agrees not to make any  modifications  to its  registration  statement  or adopt any
          policies   which  would   affect   materially   the   obligations   or
          responsibilities  of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

     (c)  Captions.  The captions in this Agreement are included for convenience of  reference  only  and  in no  way  define  or  delimit  any  of the provisions hereof or otherwise affect their construction or effect.

     (d)  Information.  The Fund will provide such information and documentation as PFPC may reasonably request in connection with services provided by
          PFPC to the Fund.

     (e)  Governing Law. This Agreement shall be deemed to be a contract made in
          Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     (f)  Partial  Invalidity.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this Agreement shall not be affected thereby.

     (g)  Successors and Assigns. This Agreement shall be binding upon and shall inure to the  benefit  of the  parties  hereto  and  their  respective successors and permitted assigns.

     (h)  No Representations or Warranties. Except as expressly provided in this
          Agreement,  PFPC hereby disclaims all  representations and warranties, express or implied,  made to the Fund or any other person,  including, without  limitation,  any warranties  regarding quality,  suitability,
          merchantability,   fitness  for  a  particular  purpose  or  otherwise
          (irrespective of any course of dealing,  custom or usage of trade), of any services or any goods  provided  incidental  to services  provided under  this  Agreement.  PFPC  disclaims  any  warranty  of  title  or non-infringement except as otherwise set forth in this Agreement.

     (i)  Facsimile  Signatures.  The  facsimile  signature of any party to this
          Agreement shall  constitute the valid and binding  execution hereof by such party.

     (j)  Customer  Identification  Program Notice. To help the U.S.  government fight the funding of terrorism and money laundering  activities,  U.S.
          Federal law requires each financial institution to obtain, verify, and record certain  information  that identifies each person who initially opens an account with that  financial  institution on or after October
          1, 2003. Certain of PFPC's affiliates are financial institutions,  and
          PFPC  may,  as a  matter  of  policy,  request  (or may  have  already requested) the Fund's name, address and taxpayer identification number or other  government-issued  identification number, and, if such party is a natural  person,  that party's  date of birth.  PFPC may also ask
          (and may have already asked) for additional  identifying  information, and PFPC may take steps (and may have  already  taken steps) to verify the  authenticity  and  accuracy  of these data  elements.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first above written.

                                        PFPC INC.

                                        By:

                                        Title:

                                        MGI FUNDS

                                        By:

                                        Title:

                                    EXHIBIT A

     THIS EXHIBIT A, dated as of  ____________  __,  2005,  is Exhibit A to that certain  Transfer Agency Services  Agreement dated as of ____________  __, 2005, between PFPC Inc. and MGI Funds.

                                   PORTFOLIOS

                       MGI US Large Cap Growth Equity Fund
                       MGI US Large Cap Value Equity Fund
                     MGI US Small/Mid Cap Growth Equity Fund
                     MGI US Small/Mid Cap Value Equity Fund
                           MGI Non-US Core Equity Fund
                    MGI Core Opportunistic Fixed Income Fund
                     MGI US Short Maturity Fixed Income Fund